Exhibit 99.1

Range Impact Announces Two Major Land Acquisitions in Kentucky and Sale of Abandoned Mine Land Services Business

CLEVELAND, OHIO – (January 7, 2026) – Range Impact, Inc. (OTCQB: RNGE) (“Range Impact” or the “Company”), a public company dedicated to acquiring, reclaiming and repurposing distressed coal mine properties throughout Appalachia, announced the acquisition of the Premier Elkhorn mine complex (“Premier Elkhorn Mine Complex”) and Cambrian Coal mine complex (“Cambrian Coal Mine Complex”), both located in eastern Kentucky, from Continental Land Co., LLC on December 31, 2025. On the same day, the Company sold all the common stock of Collins Building & Contracting, Inc., a wholly owned subsidiary (“Collins Building”), completing the Company’s exit from its abandoned mine land reclamation services business.

Premier Elkhorn and Cambrian Coal Acquisitions

The Company, through a newly created subsidiary, Range Bluegrass Land LLC (“Range Bluegrass”), acquired all of the real and personal property of the Premier Elkhorn Mine Complex and the Cambrian Coal Mine Complex in exchange for assuming the reclamation obligations of the mine permit holder, Reckoning Reclamation LLC.

The Premier Elkhorn Mine Complex is a former coal mine site comprised of approximately 13,000 surface acres and 42,500 mineral interest acres. The Premier Elkhorn Mine Complex contains metallurgical and thermal coal reserves with 34 mining permits and $44 million of reclamation bonds. The Premier Elkhorn Mine Complex also includes significant legacy investments in coal processing infrastructure, rail, roads, and utilities.

The Cambrian Coal Mine Complex is a former coal mine site comprised of approximately 2,600 surface acres and additional leasable acres of mineral interests. The Cambrian Coal Mine Complex contains metallurgical and thermal coal reserves with 9 mining permits and $10 million of reclamation bonds. The Cambrian Coal Mine Complex is located near the Premier Elkhorn Mine Complex and had previously used the Premier Elkhorn Mine Complex’s coal infrastructure, rail, roads, and utilities when it was operating.

In connection with these land acquisitions, Range Bluegrass entered into an Option Agreement with MRR CNG, LLC (“MRR”), a landfill developer and operator, granting MRR the option to acquire approximately 1,500 acres of surface land at the Premier Elkhorn Mine Complex for the future development and operation of a new waste disposal facility. The option grant was effective as of December 31, 2025. MRR paid Range Bluegrass $500,000 at the time of the grant and would be required to pay the fair market value of the land upon exercise.

Range Bluegrass also entered into a Membership Interest Option and Cash Distribution Right Agreement with Wicks Building LLC (“Wicks Building”), an affiliate of MRR, pursuant to which Wicks Building is entitled to receive 50% of any cash distributions made by Range Bluegrass and is permitted to convert such right into the ownership of 50% of the membership interests of Range Bluegrass. This transaction closed on December 31, 2025 and Wicks Building paid Range Bluegrass $500,000 at closing.

The Company also entered into Consulting Agreements with MRR and F & G LLC (“F & G”), an affiliate of MRR, pursuant to which the Company has agreed to provide certain reclamation and bond release services to MRR and F & G in connection with the potential development of MRR’s waste disposal facility at the Premier Elkhorn Mine Complex. The Company received an initial fee of $1.0 million upon execution of the agreements on December 31, 2025, and, unless the agreements are earlier terminated, is scheduled to receive additional fees of $2.0 million in each of 2026 and 2027.

“With the two large acquisitions announced today, the Company now owns four significant land investments - the Fola and Hobet Mine Complexes in West Virginia, and the Premier Elkhorn and Cambrian Coal Mine Complexes in Kentucky – representing ownership of approximately 30,000 acres of surface land and 150,000 acres of mineral interests,” stated Michael Cavanaugh, the Company’s Chief Executive Officer. Cavanaugh continued, “Range is clearly differentiating itself as a creative problem solver for the region’s most difficult social, economic and environmental challenges caused by legacy coal mine sites and is in the process of assembling one of the largest and most unique portfolios of strategic land assets in Appalachia.”

Collins Building Sale

On December 31, 2025, the Company sold all its common stock of Collins Building to Collins Reclamation LLC, an unaffiliated entity, in exchange for Collins Reclamation’s assumption of two remaining abandoned mine land reclamation contracts in West Virginia.

Mr. Cavanaugh noted, “In its early days, Range Impact had focused primarily on generating revenue by providing reclamation and incidental mining and security services to third party mining companies, permit holders and private owners with abandoned mine land property. However, beginning in early 2025, our strategy evolved from a service-based business model to a land ownership business model designed to create shareholder value by unlocking the underlying value of land we own through our reclamation activities, and then creating multiple streams of long-term recurring revenue with a diverse group of third-party lessees focused on next-generation uses.” Mr. Cavanaugh continued, “The Collins Building sale completes our exit from service-based reclamation work for third-party customers and allows our team to focus all of our attention, energy and capital on the reinvigoration and reimagination of former coal mine sites that we own in Appalachia.”

About Range Impact, Inc.

Headquartered in Cleveland, Ohio, Range Impact is a public company (OTC: RNGE) dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing. Range Impact owns and operates several complementary operating businesses focused on developing long-term solutions to environmental, social, and health challenges, with a particular focus on acquiring, reclaiming and repurposing mine sites and other undervalued land in economically disadvantaged communities throughout Appalachia. Range Impact takes an opportunistic approach to impact investing by leveraging its competitive advantages and looking at solving old problems in new ways. Range Impact seeks to thoughtfully allocate its capital into strategic opportunities that are expected to make a positive impact on the people-planet ecosystem and generate strong investment returns for its shareholders.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects, changes in business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Range Impact, Inc.

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